UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On February 21, 2024, Stagwell Inc. (the “Company”) entered into an agreement (the “First Agreement”) to purchase substantially all of the equity interests in a marketing consulting company (the “First Acquiree Company”) from the owners of the First Acquiree Company. Closing of the transaction is subject to customary closing conditions. Pursuant to the First Agreement, the Company has a contingent obligation to make a payment based on the First Acquiree Company’s achievement of specified financial performance criteria for the period from January 1, 2024 to December 31, 2026 and a contingent obligation to make a second payment based on the First Acquiree Company’s achievement of specified financial performance criteria for the period from January 1, 2027 through December 31, 2029. The Company may elect to pay up to a maximum of approximately $1.4 million of the first contingent payment, if any, and up to a maximum of approximately $2.3 million of the second contingent payment, if any, in shares of Class A common stock of the Company (“Stagwell Stock”). Estimated payment amounts are based on current foreign currency exchange rates.

Also on February 21, 2024, the Company entered into a second agreement (the “Second Agreement”) to purchase all of the equity interests in a marketing consulting company (the “Second Acquiree Company”) from the owners of the Second Acquiree Company. Closing of the transaction is subject to customary closing conditions. Pursuant to the Second Agreement, at the closing of the transaction, the Company will issue approximately $1.2 million in shares of Stagwell Stock. In addition, pursuant to the Second Agreement, the Company has a contingent obligation to make a payment based on the Second Acquiree Company’s achievement of specified financial performance criteria for the one-year period beginning on the closing date and a contingent obligation to make a second payment based on the Second Acquiree Company’s achievement of specified financial performance criteria for the three-year period beginning on the closing date. The Company may elect to pay up to a maximum of approximately $0.6 million of the first contingent payment, if any, and up to a maximum of approximately $3.0 million (less any amount paid for the first contingent payment) of the second contingent payment, if any, in shares of Stagwell Stock. Estimated payment amounts are based on current foreign currency exchange rates.

The issuances of Stagwell Stock pursuant to the First Agreement and the Second Agreement are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will receive no cash proceeds and no commissions will be paid to any person in connection with the issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2024

STAGWELL INC.

By:	/s/ Peter McElligott
Peter McElligott
General Counsel